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Exhibit 21.1



                        SUBSIDIARIES OF EQUITY INNS, INC.

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                                                            Jurisdiction of
Name                                                  Incorporation/Organization
----                                                  --------------------------

Equity Inns Trust                                           Maryland

Equity Inns Services, Inc.                                  Tennessee

Equity Inns Partnership, L.P.                               Tennessee

Equity Inns/West Virginia Partnership, L.P.                 Tennessee

EQI Financing Corporation                                   Tennessee

EQI Financing Partnership I, L.P.                           Tennessee

ENN Company, Inc.                                           Tennessee
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